POWER OF ATTORNEY

To Sign and File Reports under Section 16(a)
Of
the Securities Exchange Act of 1934
With Respect to Equity Securities of

Calgon Carbon Corporation



	KNOW ALL BY THESE PRESENTS, that
the undersigned hereby constitutes and appoints, Leroy M. Ball, Gail A. Gerono, and Michael J. Mocniak, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, to sign any and all reports of the undersigned under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of Calgon Carbon Corporation, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney
shall remain in effect unless notice of its revocation shall have been filed by the undersigned with the Securities and Exchange Commission.


	IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney the date set forth below.





DATE:
11/16/05			SIGNATURE:	/s/ William R. Newlin


					PRINT NAME:
William R. Newlin